FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-15

From:	Wells Abf Syndicate Wells Fargo (WELLS FARGO SECURITI) At: 06/18/26 11:33:56 UTC-4:00
Subject:	WFCM 2026-5C10 - NEW ISSUE **SPOTS**

WFCM 2026-5C10 - NEW ISSUE **SPOTS**

2yr	99-22+
3yr	99-27¾
5yr	99-19+